CONSULTING AGREEMENT- RPC

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI), a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and Randall P. Cohen, an Individual residing at 4 Spring Oak Dr., Newtown, PA 18941 (RPC), collectively referred to as “The Parties”.

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, RPC has various connections, networking contacts, and experience in the development of financial related properties, financial market development, and business strategic planning.

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.
RPC will perform ongoing duties under the direction of IEI’s President under the following parameters:

1.	Provide consulting services and support for interim fund raising efforts.
2.	Assist in development of the IEI Strategic Marketing and Business Plan.
3.	Handle other duties as assigned by IEI’s management.

Compensation. IEI shall compensate RPC for these services as follows:

1-	Reimbursement for all approved business-related expenses.
2-
Further, RPC or its assigns shall receive fifty thousand (50,000) shares of common stock in IEI, said stock to be restricted by SEC rule 144. Said shares are to be issued within 30 days of signing of this Agreement.

Independent Contractor and No Agency Relationship. RPC shall be compensated as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Termination. Either party may terminate this relationship, without cause, after the initial term of the Agreement, with thirty (30) days notice to the other, provided all compensation is current.

Governing Law. This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term. The term of this Agreement is three months commencing April 1, 2008.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

Steve Durdin, President	Date

For Randall P. Cohen,

Randall P. Cohen	Date

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